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                                                                 Exhibit 99.12

                                   CONOCO INC.


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P              FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                                  March 12, 2002
R
     The enclosed material relates to shares of Conoco Inc. held in your
O account(s) in the Thrift Plan for Employees of Conoco Inc., the Thrift Plan for Retail Employees of Conoco Inc. (the "Thrift Plans") or your Conoco
X American Century Brokerage Account. As Trustee of the Thrift Plans, J.P. Morgan Chase Bank will vote your shares in accordance with your
Y instructions. Please execute and return your instructions to the Trustee by March 6, 2002 in the postage-paid envelope included. An independent fiduciary for the Thrift Plans will vote in its discretion all shares held in the Thrift Plans for which no voting instructions are received by March 6, 2002.


     Any shares owned by you in the Conoco American Century Brokerage Account will be voted only if you return a validly executed proxy card.






________________________________________________________________________________
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


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         PLEASE MARK YOUR
[X]      VOTES AS IN THIS
         EXAMPLE.


THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, OR IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSAL 1.


                                                        FOR   AGAINST   ABSTAIN
1.  Adopt the Agreement and Plan of Merger dated as     [ ]     [ ]       [ ]
    of November 18, 2001 as amended from time to time, by and among Conoco, Phillips Petroleum Company, a Delaware corporation, ConocoPhillips, a
    Delaware corporation, which we refer to as New
    Parent, C Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Parent, and P Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Parent.



    Pursuant to the merger agreement, upon completion of the merger, each share of Conoco common stock will be converted into the right to receive 0.4677 of a share of New Parent common stock and each share of Phillips common stock will be converted into the right to receive one share of New Parent common stock.


                                               Dated____________________________

                                               _________________________________
                                               Signature

                                               _________________________________
                                               Signature

                                               _________________________________
                                               Title(s)


Sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a Corporation, please give full corporate name by authorized officer. Please sign, date and return the proxy card promptly using the enclosed envelope.
______________________________________________________________________________